UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2016

STANCORP FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

State of Oregon	1-14925	93-1253576
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 SW Sixth Avenue, Portland, Oregon		97204
(Address of principal executive offices)		(Zip Code)

(971) 321-7000

(Registrant’s telephone number, including area code)

No Change

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

Pursuant to the Agreement and Plan of Merger, dated as of July 23, 2015 (the “Merger Agreement”), by and among StanCorp Financial Group, Inc., an Oregon corporation (the “Company”), Meiji Yasuda Life Insurance Company, a mutual insurance company (seimei hoken sōgo-kaisha) organized under the laws of Japan (“Meiji Yasuda”), and MYL Investments (Delaware) Inc., a Delaware corporation and a wholly-owned subsidiary of Meiji Yasuda (“Merger Sub”), on March 7, 2016, Merger Sub merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Meiji Yasuda (the “Merger”).

Pursuant to the terms of the Merger Agreement, on March 7, 2016 (the “Effective Time of the Merger”), each share of common stock of the Company issued and outstanding immediately prior to the Effective Time of the Merger (other than shares of common stock held by the Company, Meiji Yasuda or Merger Sub) was converted into the right to receive $115.00 in cash, without interest, less any applicable withholding taxes (the “Per Share Merger Consideration”). The total transaction value at the Effective Time of the Merger is approximately $5.0 billion.

This description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 of the Company’s Current Report on Form 8-K (File No. 001-14925), filed on July 24, 2015.

On March 7, 2016, the Company issued a press release announcing the closing of the Merger. A copy of that press release is filed as Exhibit 99.1.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction and Items 3.01, 3.03, 5.01 and 5.03 of this report is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger, on March 7, 2016, the Company notified the New York Stock Exchange (the “NYSE”) of its intent to remove the Company’s common stock from listing on the NYSE and requested that the NYSE timely file with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to report the delisting of the Company’s common stock from the NYSE. The Company anticipates the NYSE will timely file the Form 25 with the SEC in order to provide notification of such delisting and to effect the deregistration of the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”).

The Company intends to file a Form 15 with the SEC to terminate or suspend its reporting obligations under Section 13(a) and 15(d) of the Securities Exchange Act with respect to the Company’s common stock at the time such filing is permitted under SEC rules.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introduction and Items 3.01, 5.02 and 5.03 of this report is incorporated herein by reference.

As a result of the consummation of the Merger on March 7, 2016, each outstanding share of the Company’s common stock was converted into the right to receive the Per Share Merger Consideration.

As of the Effective Time of the Merger, each option to purchase shares of the Company’s common stock, whether vested or unvested, that has an exercise price per share that is less than the Per Share Merger Consideration and that is outstanding immediately prior to the Effective Time of the Merger will become fully vested and be canceled and converted into the right to receive an amount in cash, without interest, less any applicable withholding taxes, determined by multiplying (i) the difference between the Per Share Merger Consideration and the exercise price per share of such option and (ii) the total number of shares of the Company’s common stock subject to such option. At the Effective Time of the Merger, each option that has an exercise price per share that is greater than or equal to the Per Share Merger Consideration, whether or not exercisable or vested, will be canceled and the holder of such option will not be entitled to receive payment in exchange for such cancellation.

As of the Effective Time of the Merger, each award of restricted stock units that corresponds to shares of the Company’s common stock (each, an “RSU Award”) that is outstanding immediately prior to the Effective Time of the Merger will become fully vested and be canceled and converted into the right to receive an amount in cash, without interest, less any applicable withholding taxes, determined by multiplying (i) the Per Share Merger Consideration and (ii) the total number of shares subject to such RSU Award.

As of the Effective Time of the Merger, each award of performance shares granted under any Company stock plan as to which the performance period has not lapsed, but which is still outstanding, will be canceled and converted into the right to receive an amount in cash, without interest, less any applicable withholding taxes, determined by multiplying (i) the Per Share Merger Consideration and (ii) the number of shares that would be issuable assuming achievement of the applicable performance conditions at target (or such higher level of performance as is contractually required), prorated to reflect the portion of the performance period completed through the Effective Time of the Merger. To the extent that the performance period in respect to any performance share awards lapses prior to the Effective Time of the Merger, but any shares earned with respect thereto have not been issued prior to the Effective Time of the Merger, such award will be canceled and converted into the right to receive an amount in cash, without interest, less any applicable withholding taxes, determined by multiplying (i) the Per Share Merger Consideration and (ii) the number of shares that is determined to be payable based on performance during the completed performance period.

At the Effective Time of the Merger, each annual stock grant awarded to each non-employee director that is outstanding at the Effective Time of the Merger, whether or not vested, will be canceled and converted into the right to receive an amount in cash, without interest, less any applicable withholding taxes, determined by multiplying (i) the Per Share Merger Consideration and (ii) the total number of shares subject to the grant.

The foregoing description of the rights of holders of Company common stock under the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 of the Company’s Current Report on Form 8-K (File No. 001-14925), filed on July 24, 2015.

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Introduction and Items 3.01, 3.03 and 5.02 of this report is incorporated herein by reference.

After the Effective Time of the Merger, Meiji Yasuda became the beneficial owner of 100% of the Company’s voting securities.

Meiji Yasuda funded the aggregate consideration paid in connection with the Merger through cash on hand and other funds available to it.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 3.03 is incorporated herein by reference.

In connection with the consummation of the Merger, each of the Company’s incumbent directors will continue to serve on the Board of Directors of the Company and the following persons were elected to the Board of Directors of the Company: Mr. Kazunori Yamauchi, Mr. Minoru Wakabayashi, Mr. Haruo Mimori, and Mr. Nobutaka Yagi.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

At the Effective Time of the Merger, the certificate of incorporation and the bylaws of the Company, each as in effect immediately prior to the Merger, were amended in their entirety in accordance with the terms of the Merger Agreement. Copies of the certificate of incorporation and the bylaws are attached to the Merger Agreement, which was filed as Exhibit 2.1 of the Company’s Current Report on Form 8-K (File No. 001-14925), filed on July 24, 2015 and which is incorporated herein by reference.

After the Effective Time of the Merger, the Company’s Board of Directors amended and restated the bylaws, which are filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Bylaws of StanCorp Financial Group, Inc.

99.1	StanCorp Financial Group, Inc. press release dated March 7, 2016

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANCORP FINANCIAL GROUP, INC.

Dated: March 7, 2016

/s/ Floyd F. Chadee
Floyd F. Chadee
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

*3.1	Amended and Restated Bylaws of StanCorp Financial Group, Inc.

*99.1	StanCorp Financial Group, Inc. press release dated March 7, 2016

*	Filed herewith